SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 1997
                                                --------------------

                         SHOWBOAT, INC.
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       (Exact name of Registrant as specified in charter)

                             Nevada
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         (State or other jurisdiction of incorporation)

       1-7123                                      88-0090766
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  (Commission File                              (IRS Employee
      Number)                                Identification No.)

2800 Fremont Street, Las Vegas, Nevada                  89104
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code  (702) 385-9123
                                                  -------------------

                         Not Applicable
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  (Former name or former address, if changed since last report)



               THIS DOCUMENT CONSISTS OF 2 PAGES.

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Item 5.   OTHER EVENTS.

          On December 18, 1997, Showboat, Inc., a Nevada publicly traded corporation ("Showboat"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Harrah's Entertainment, Inc., a Delaware Company, and HEI Acquisition Corp., a Nevada corporation ("MergerSub"), providing for the merger of MergerSub with and into Showboat with Showboat as the surviving corporation. Following the approval and adoption of the Merger Agreement by two-thirds of the stockholders of Showboat, and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, the MergerSub will merge with Showboat and each outstanding share of common stock of Showboat will be converted automatically into the right to receive $30.75 in cash per share.

           For additional information concerning the foregoing, reference is made to Showboat's press release issued December 19, 1997 and the Merger Agreement, copies of which are attached as exhibits to this Current Report

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Businesses Acquired.

               Not Applicable.

          (b)  Pro Forma Financial Information.

               Not Applicable.

          (c)  Exhibits.

               2.1  Agreement and Plan of Merger, dated as of December
                    18,   1997,   among   Showboat,   Inc.,   Harrah's
                    Entertainment, Inc. and HEI Acquisition Corp.

               20.1 Press Release issued December 19, 1997.


                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SHOWBOAT, INC.
                               (Registrant)


Dated:  December 24, 1997      By:/s/ R. Craig Bird
                                  Executive Vice President

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